Exhibit 99.1

Jade Biosciences Announces $45 Million Private Placement

San Francisco and Vancouver, British Columbia December 15, 2025 – Jade Biosciences, Inc. (“the Company” or “Jade”), (Nasdaq: JBIO), a clinical-stage biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced that it has entered into a securities purchase agreement with BB Biotech for a private placement financing that is expected to result in gross proceeds of approximately $45 million to the Company, before offering expenses.

Pursuant to the terms of the securities purchase agreement, Jade is selling an aggregate of 3,214,286 shares of its common stock (“Common Stock”) at a purchase price of $14.00 per share. The private placement is expected to close on or about December 16, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the private placement to fund research and development, general corporate expenses, and working capital needs.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Jade and BB Biotech entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock sold in the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Jade Biosciences, Inc.

Jade Biosciences is a clinical-stage biotechnology company focused on developing best-in-class therapies that address critical unmet needs in autoimmune diseases. Jade’s lead candidate, JADE101, targets the cytokine APRIL, and is currently being evaluated in a Phase 1 clinical trial for the treatment of immunoglobulin A nephropathy. Jade’s pipeline also includes JADE201, an afucosylated anti-BAFF-R monoclonal antibody, as well as JADE-003, an undisclosed antibody discovery program, both currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit JadeBiosciences.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to

Jade’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the potential of Jade’s product candidates to become best-in-class therapies for autoimmune diseases and their potential therapeutic uses; the expected proceeds, completion and timing of the closing of the private placement; and the intended use of proceeds from the private placement. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Jade will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to market conditions and the satisfaction of closing conditions of the private placement; the risks that Jade may experience unanticipated costs, difficulties or delays in the product development process; the risks that Jade’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; and the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025). Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contact

Priyanka Shah

Media@JadeBiosciences.com

IR@JadeBiosciences.com

908-447-6134